UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2007

LINKWELL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-24977	65-1053546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 476 Hutai Branch Road, Baoshan District, Shanghai, China		200436
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (8621) 66620069

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 25, 2008, Linkwell Corp. (the “Company”) and its wholly-owned subsidiary, Linkwell Tech Group, Inc., a Florida corporation (“Linkwell Tech”) entered into an amendment to each of the Biological Stock Purchase Agreement (as that term is defined below) and the Disinfectant Stock Purchase Agreement (as that term is defined below). The Company and Linkwell Tech had entered into the Biological Stock Purchase Agreement and the Disinfectant Stock Purchase Agreement on April 6, 2007, however neither of the transactions contemplated by those agreements had closed due to restrictions under PRC law that prohibited the consideration then contemplated.

Item 1.01    Entry into Material Definitive Agreement.

On April 6, 2007, Linkwell Tech Group, Inc. entered into a stock purchase agreement (“Biological Stock Purchase Agreement”) whereby it agreed to acquire a 100% equity interest in Shanghai Likang Biological High-Tech Company, Limited, a Chinese company ("Likang Biological") in a related party transaction by and among the Company, Linkwell Tech, Xuelian Bian, an individual and Shanghai Likang Pharmaceutical Technology Co., Ltd, a Chinese company ("Likang Pharmaceutical"). Mr. Bian is the Company's Chief Executive Officer, President and Chairman of the Board. Mr. Bian owns 90% of Likang Pharmaceutical. Mr. Bian and Likang Pharmaceutical own 60% and 40% of Likang Biological, respectively. On March 25, 2008, the parties agreed to enter into an amendment to the Biological Stock Purchase Agreement (“Biological Amendment”) in an effort to complete the stock purchase. Pursuant to the terms of the Biological Amendment, the only material change to the Biological Stock Purchase Agreement relates to the consideration paid by Linkwell Tech to Xuelian Bian and Likang Pharmaceutical which was changed from 1,000,000 shares of the Company’s common stock, par value $.0005 per share (“Common Stock”), to $200,000 and 500,000 shares of Common Stock. The other terms of the Biological Stock Purchase Agreement remain in full force and effect.

On April 6, 2007, the Company and Linkwell Tech entered into a stock purchase agreement (“Disinfectant Stock Purchase Agreement”) with Shanghai Likang Disinfectant High-Tech Company, Limited, a Chinese company ("Likang Disinfectant), whereby Linkwell Tech agreed to purchase a10% equity interest of Likang Disinfectant from Shanghai Shanhai Group, a non-affiliated Chinese entity ("Shanghai Shanhai"). Prior to the completion of this transaction, Linkwell Tech holds 90% of the equity interest of Likang Disinfectant. On March 25, 2008, the parties agreed to enter into an amendment to the Disinfectant Stock Purchase Agreement (“Disinfectant Amendment”) in an effort to complete the stock purchase. Pursuant to the terms of the Disinfectant Amendment, the only material change to the Disinfectant Stock Purchase Agreement relates to the consideration paid by Linkwell Tech to Shanghai Shanhai for the remaining 10% equity interest, which was changed from 3,000,000 shares of Common Stock, to $380,000 and 1,500,000 shares of Common Stock. The other terms of the Disinfectant Stock Purchase Agreement remain in full force and effect.

The preceding descriptions of the terms of the Biological Stock Purchase Agreement and the Disinfectant Stock Purchase Agreement are qualified in their entirety by reference to the Biological Stock Purchase Agreement and the Disinfectant Stock Purchase Agreement filed with the Current Report on Form 8-K filed with the SEC on April 13, 2007, as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

The preceding descriptions of the terms of the Biological Amendment and the Disinfectant Amendment are qualified in their entirety by reference to the Biological Amendment and the Disinfectant Amendment filed herewith as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1
Stock Purchase Agreement, dated April 6, 2007, by and among the Company, Linkwell Tech, Xuelian Bian and Likang Pharmaceutical, (included as Exhibit 10.1 to the Form 8-K filed April 13, 2007 and incorporated herein by reference)

10.2
Stock Purchase Agreement, dated April 6, 2007, by and among the Company, Linkwell Tech and Shanghai Shanhai (included as Exhibit 10.2 to the Form 8-K filed April 13, 2007 and incorporated herein by reference)

10.3	Amendment to Stock Purchase Agreement, dated March 25, 2008 by and among the Company, Linkwell Tech, Xuelian Bian and Likang Pharmaceutical

10.4	Amendment to Stock Purchase Agreement, dated March 25, 2008, by and among the Company, Linkwell Tech and Shanghai Shanhai

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINKWELL CORPORATION

By:	/s/ Xuelian Bian
Xuelian Bian
President and Chief Executive Officer

Date: March 28, 2008